UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2025

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2025, following unanimous approval by the Board of Directors (with the exception of Mr. David K. Chene, a principal of KLIM, holder of the Convertible Notes (each as defined below), who recused himself from deliberations and such resolutions) of Douglas Elliman Inc. (the “Company”), Douglas Elliman Realty, LLC (“DER”), a New York limited liability company and indirect subsidiary of the Company, entered into an Equity Purchase Agreement, dated as of October 24, 2025 (the “Equity Purchase Agreement”), by and among Residential Management Group, LLC, a Delaware limited liability company and indirect subsidiary of the Company that conducts business as Douglas Elliman Property Management (“DEPM”), PMG Holdings, Inc., a Texas corporation (the “Purchaser”), and DER, whereby DER agreed to sell all of the equity interests in DEPM held by DER to the Purchaser (the “DEPM Sale”). The closing of the DEPM Sale (the “Closing”) occurred concurrently with the execution of the Equity Purchase Agreement on October 24, 2025 (the “Closing Date”).

Pursuant to the Equity Purchase Agreement, DER agreed to sell, transfer, assign and convey to the Purchaser all of the equity interests in DEPM in exchange for a base purchase price of $85 million, subject to customary adjustments for cash, indebtedness, transaction expenses and working capital amounts at Closing. In connection with the DEPM Sale and the redemption of the Convertible Notes as described below under Item 8.01 of this Current Report on Form 8-K, the Company expects to recognize more than a $75 million after-tax gain in the fourth quarter of 2025.

The Equity Purchase Agreement includes customary representations and warranties for a transaction of this type. DER provided standard seller representations and warranties including, but not limited to, representations and warranties as to valid title to the equity interests in DEPM, due formation, valid existence and good standing, and due authorization to execute the Equity Purchase Agreement and consummate the DEPM Sale. DEPM provided similar standard representations and warranties, as well as validity of material permits and compliance with applicable laws. The Purchaser provided standard buyer representations and warranties including, but not limited to, representations and warranties regarding due organization, valid existence and good standing, due authorization to execute the Equity Purchase Agreement and perform its obligations thereunder, solvency and investment intent in consummation of the DEPM Sale. The Purchaser has obtained a representations and warranties insurance policy with such coverage serving as the Purchaser’s sole remedy with respect to any breach of representations and warranties by DEPM and DER, except for claims related to fraud and specific indemnities.

The Equity Purchase Agreement contains a five-year non-competition covenant applicable to DER in specified territories and a five-year non-solicitation covenant, in each case subject to customary exceptions. Pursuant to the non-competition covenant, DER has agreed not to own, manage, operate or control any entity engaged in the management of cooperative, condominium and rental apartment buildings in New York and Texas, as well as the other locations where the Purchaser and its affiliates provide services. Under the non-solicitation covenants, DER may not intentionally encourage, solicit or intentionally induce any material customers from purchasing property-management services from another provider and may not solicit, induce, employ or engage certain employees of DEPM, the Purchaser or its affiliates. The parties to the Equity Purchase Agreement further agreed to certain employee transition covenants, as well as a customary director and officer insurance and indemnification covenant for the benefit of DEPM’s managers and officers.

DER and DEPM also entered into a trademark license agreement pursuant to which DER will continue to own all right, title and interest in and to certain trademarks and names of DER and DEPM, including the trademark and name “Douglas Elliman,” as well as all logos used by DEPM as of the Closing Date. DEPM will have the right, from the Closing Date, to use certain trade names, marks and logos in connection with certain commercial and real estate property management services and other ancillary services as conducted on, and for a five year period running from, the Closing Date.

In connection with the DEPM Sale, the Purchaser and DEPM have agreed to maintain a referral arrangement with the Company during the term of the trademark license to continue DEPM’s long-standing business relationship with the Company.

The foregoing description of the Equity Purchase Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, a copy of which will be filed by the Company in a future annual or periodic report under the Securities Exchange Act of 1934, as amended.

BofA Securities served as exclusive financial advisor to the Company. Sullivan & Cromwell LLP and Greenberg Traurig, LLP served as the Company’s legal advisors.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.

Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

Item 2.01 Completion of Acquisition or Disposition of Assets

On the Closing Date, DER entered into the Equity Purchase Agreement pursuant to which DER consummated the DEPM Sale as described above under Item 1.01 of this Current Report on Form 8-K. DEPM is engaged in the management of cooperative, condominium and rental apartment buildings in New York City, Nassau County, Long Island City and Westchester County. From the Closing, the Company will no longer include the financial results of DEPM in its consolidated financial statements.

Filed as Exhibit 99.1 to this Current Report on Form 8-K is the unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2025 and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2025, and the year ended December 31, 2024, in each case giving effect to the DEPM Sale and the Repayment (as defined under Item 8.01 of this Current Report on Form 8-K below).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements with Certain Officers.

On the Closing Date, effective immediately after the Closing, David K. Chene, as the KLIM-designated director under the securities purchase agreement for the Convertible Notes as described below under Item 8.01 of this Current Report on Form 8-K, resigned from the Board of Directors of the Company (the “Board”) and all committees thereof. The resignation did not result from any dispute or disagreement with the Company or the Board on any matter related to the operations, policies or practices of the Company.

Item 8.01 Other Events

In connection with and upon consummation of the DEPM Sale, the Company agreed to repay and redeem all of the Company’s senior secured convertible promissory notes due July 2, 2029 (the “Convertible Notes”), previously issued pursuant to the Securities Purchase Agreement dated as of July 2, 2024, by and among the Company, Kennedy Lewis Investment Management LLC (“KLIM”), certain entities advised or managed by KLIM (the “Noteholders”), and Alter Domus (US), LLC (the “Collateral Agent”) for an aggregate payment of $95 million, including approximately $1.4 million of accrued interest to the Closing Date (the “Repayment”). The Repayment was effected because the Noteholders informed the Company that they were not willing to waive their contractual redemption rights with respect to the Convertible Notes but would agree to a redemption of the Convertible Notes pursuant to Section 8(a) thereof in connection with the consummation of the DEPM Sale. After giving effect to the DEPM Sale and the Repayment, the Company had approximately $130 million of unrestricted cash and cash equivalents as of the Closing Date.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the Company required by Article 11 of Regulation S-X is attached hereto and is incorporated by reference herein. The unaudited pro forma condensed consolidated balance sheet of Douglas Elliman Inc. as of June 30, 2025 and the unaudited pro forma condensed consolidated statements of operations of Douglas Elliman Inc. for the six months ended June 30, 2025 and the year ended December 31, 2024, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Unaudited pro forma condensed consolidated balance sheet of Douglas Elliman Inc. as of June 30, 2025 and the unaudited pro forma condensed consolidated statements of operations of Douglas Elliman Inc. for the six months ended June 30, 2025 and the year ended December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Treasurer and Chief Financial Officer
Date: October 24, 2025